OMNIBUS MODIFICATION AGREEMENT

	AGREEMENT made this 22nd day of November, 2004 by and among HEADLINERS ENTERTAINMENT GROUP, INC., a Delaware corporation with offices at 501 Bloomfield Avenue, Montclair, NJ 07042 ("Headliners"), PAUL BUTLER, with offices at 6728 Hyland Croy, Dublin, OH 43016 ("Butler"), JON FIELD, with offices at 6728 Hyland Croy, Dublin, OH 43016 ("Field"), and JHF PROPERTIES, LLC, an Ohio limited liability company with offices at 6728 Hyland Croy, Dublin, OH 43016 ("JHF")

	WHEREAS, Headliners, Butler and JHF are parties to a "Properties Acquisition Agreement - Butler" dated June 23, 2004 (the "Butler Agreement"); and

	WHEREAS, Headliners, Field and JHF are parties to a "Properties Acquisition Agreement - Field" dated June 23, 2004 (the "Field Agreement"); and

	WHEREAS, Headliners, Butler and JHF are parties to a "Project Acquisition Agreement" dated June 23, 2004 (the "Projects Agreement"); and

	WHEREAS, the parties wish to modify the three agreements recited above (collectively, the "Agreements").

	NOW, THEREFORE, it is agreed:

1.	MODIFICATION OF BUTLER AGREEMENT

        The Butler Agreement is hereby modified as follows:

A.	Section 1.1 is eliminated and replaced by the following text:

        1.1	The Properties.  Set forth  below are three Ohio limited
liability companies (with business location) owned by the Transferors that carry on business under one of the JHF Marks (the "Properties"):

a.	1133 Sycamore St. LLC (Cincinnati)
b.	4115 Mil. Street LLC (Kansas City)
c.	296 N. Stone LLC (Tucson)

B.	Sections 1.3 and 1.4 are hereby eliminated and replaced by the following text:

        1.3 Cash Consideration for the Properties. In consideration for the transfer of the Properties, Headliners shall cause the Acquired Entities (defined below) to make Eighty-Four (84) weekly payments of Twenty-Five Thousand Dollars ($25,000) each to Butler. Payment will be due on each Friday until the full amount of Two Million One Hundred Thousand Dollars ($2,100,000) has been paid. If, however, the aggregate net cash flow of the Acquired Entities (the "Entities Cash Flow") in a week is less than the payment due pursuant to this Section 1.3, then payment of an amount equal to the Entities Cash Flow in that week shall be made, and the shortfall shall accrue and become payable to the extent of Entities Cash Flow in subsequent week(s). Payment shall commence on the first Friday after the Closing Date. The payment obligation under this Section 1.3 shall not be recourse to Headliners or any affiliate of Headliners other than the Acquired Entities.
The "Acquired Entities" means the Properties, as well as the Project Owners
(as defined in the Project Acquisition Agreement of even date herewith), and any entities owning properties developed hereafter by Headliners and JHF.

        1.4 Equity Consideration for the Properties. In consideration for the transfer of the Properties, Headliners shall on the Closing Date issue to JHF Five Million Eight Hundred Five Thousand (5,805,000) shares of Headliners common stock and to Butler Fifty-Two Million Two Hundred and Forty-Five Thousand (52,245,000) shares of Headliner's common stock (the 58,050,000 shares being referred to in aggregate as the "Properties Shares").

C.	Section 1.7 is hereby eliminated and replaced by the following text:

        1.7	Closing.  The "Closing" will take place at the offices of
Headliners on the fifth business day after the Headliners' Registration Statement on Form SB-2 (SEC File No. 333-116117) is declared effective. The date on which the Closing occurs will be the "Closing Date." At the Closing, in addition to all deliveries recited herein, each party will deliver to the other a certification attesting that the warranties and representations of that party made herein are true and correct on the Closing Date as if made with reference to the Closing Date. In the event that the Closing has not occurred on or prior to January 31, 2005, any of the parties may terminate this Agreement by notice to the other parties.

2.	TERMINATION OF FIELD AGREEMENT

        The Field Agreement is hereby terminated without liability to any party.

3.	MODIFICATION OF PROJECTS AGREEMENT

        The Projects Agreement is hereby modified as follows:

A.	Section 1.4 is hereby eliminated and replaced by the following text:

        1.4	Consideration for Project Owners.  In consideration for the
transfer of equity undertaken in Section 1.2 hereof, Headliners has or will make the following payments:

3.4.1	Two Million Four Hundred Ninety Thousand Dollars ($2,490,000)
previously paid to JHF, receipt of which is hereby acknowledged;
and
3.4.2	One Million Nine Hundred Eight Thousand Dollars ($1,908,000)
payable to JHF within five business days after the date on which the Securities and Exchange Commission declares effective Registration Statement No. 333-116117 which was filed by Headliners on June 3, 2004.

B.	Section 1.5 is hereby eliminated and replaced by the following text:

        1.5	Closing.  The "Closing" will take place at the offices of
Headliners on the fifth business day after the Headliners' Registration Statement on Form SB-2 (SEC File No. 333-116117) is declared effective. The date on which the Closing occurs will be the "Closing Date." At the Closing, in addition to all deliveries recited herein, each party will deliver to the other a certification attesting that the warranties and representations of that party made herein are true and correct on the Closing Date as if made with reference to the Closing Date. In the event that the Closing has not occurred on or prior to January 31, 2005, any of the parties may terminate this Agreement by notice to the other parties.

         B. In Section 2.5 the phrase "first week of October 2004" is hereby eliminated wherever it appears and replaced by the phrase "first week of February 2005."

4.	FULL FORCE AND EFFECT

        All provisions of the Butler Agreement and the Projects Agreement not modified herein remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this agreement as of the date written on its first line.

HEADLINERS ENTERTAINMENT		JHF PROPERTIES, LLC
GROUP, INC.

By:/s/ Eduardo Rodriguez                By: /s/Paul Butler
-------------------------               --------------------------------
Eduardo Rodriguez, C.E.O.               Paul Butler, C.E.O.


/s/Jon Field                            /s/ Paul Butler
-------------------------               --------------------------------
JON FIELD                               PAUL BUTLER